Exhibit 99.1

The expenses to be incurred by HCP, Inc. relating to the registration and offering of 22,000,000 shares of its common stock pursuant to a Registration Statement on Form S-3ASR (File No. 333-182824) and a related final prospectus supplement filed with the Securities and Exchange Commission on October 18, 2012 is estimated to be as follows:

Estimated Fees
SEC registration fee	$134,000
Legal fees and expenses	365,000
Accounting fees and expenses	125,000
Printing fees	30,000
Total expenses	$654,000